Exhibit (h)(7)

Amendment to MSIM Administration Agreement

This amendment (“Amendment”) to the MSIM Administration Agreement (the “Agreement”), dated as of October 23, 2003, between MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS and Morgan Stanley Investment Management Inc., is effective as of February 27, 2026.

WHEREAS, the parties desire to amend the first WHEREAS clause of the Agreement to remove the previous list of portfolios; and

WHEREAS, the parties desire to add Appendix A to the Agreement to reflect an updated list of portfolios; and

WHEREAS, Section 12 of the Agreement states that the Agreement may be modified or amended from time to time by mutual agreement between the parties hereto.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The first WHEREAS clause of the Agreement shall be deleted in its entirety and replaced with the following:

WHEREAS, the Fund has filed a Registration Statement on Form N-1A to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”) and to offer shares of the portfolios listed in Appendix A hereto (the “Portfolios”) under the Securities Act of 1933; and

2.	Appendix A attached hereto shall become Appendix A to the Agreement.

3.	All defined terms in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

4.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

Name:	/s/ John H. Gernon
By:	John H. Gernon
Title:	President & Principal Executive Officer

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

Name:	/s/ John H. Gernon
By:	John H. Gernon
Title:	President & Principal Executive Officer

[Signature page to Amendment to MSIM Administration Agreement.]

APPENDIX A

TO

MSIM ADMINISTRATION AGREEMENT DATED AS OF OCTOBER 23, 2003

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

AND

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

EFFECTIVE AS OF FEBRUARY 27, 2026

•	Government Portfolio
•	Government Securities Portfolio
•	Money Market Portfolio
•	Prime Portfolio
•	Tax-Exempt Portfolio
•	Treasury Portfolio
•	Treasury Securities Portfolio
•	Stablecoin Reserves Portfolio